Exhibit 5.1

SIDLEY AUSTIN LLP 60 STATE STREET, 36TH FLOOR BOSTON, MASSACHUSETTS 02109 +1 617 223 0300 +1 617 223 0301 FAX

November 20, 2025

Nuvalent, Inc.

One Broadway, 14th Floor

Cambridge, MA 02142

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333- 270593 (the “Registration Statement”), filed by Nuvalent, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, (a) the Company is issuing 4,950,496 shares (the “Company Shares”) of its Class A common stock, $0.0001 par value per share (the “Common Stock”) and (b) Deerfield Healthcare Innovations Fund, L.P. and Deerfield Private Design Fund IV, L.P. (collectively, the “Selling Stockholders”) are selling up to 742,574 shares of Common Stock, which may be sold pursuant to the exercise of the underwriters’ option to purchase shares to cover overallotments under the Underwriting Agreement (as defined below)) (the “Secondary Shares”). The Company Shares and the Secondary Shares are being sold pursuant to an underwriting agreement, dated November 18, 2025 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholders and the Underwriters named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Underwriting Agreement, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company and the pricing committee thereof established by such board relating to the Registration Statement and the issuance of the Company Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NE) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Nuvalent, Inc. November 20, 2025 Page 2

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The issuance and sale of the Company Shares covered by the Registration Statement pursuant to the Underwriting Agreement have been duly authorized by the Company, and such Company Shares will be validly issued, fully paid and non-assessable when certificates representing such Company Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such Company Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Company Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, in accordance with the Underwriting Agreement.

2. The Secondary Shares are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Sidley Austin LLP